Exhibit 10.4

PERSHING GOLD CORPORATION

FIRST AMENDMENT TO

RESTRICTED STOCK GRANT AGREEMENT
(Non-Assignable)

This First Amendment to Restricted Stock Grant Agreement (this “Amendment”) is dated as of February 6, 2015, by and between Alexander Morrison (“Holder”) and Pershing Gold Corporation, a Nevada corporation (the “Corporation”).

A. On February 12, 2013, Holder and the Corporation entered into that certain Restricted Stock Grant Agreement (the “Agreement”) pursuant to which Holder was granted One Million (1,000,000) restricted shares (the “Shares”) of the Corporation’s common stock, par value $0.0001 per share.

B. The Corporation and Holder have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Restricted Stock Grant Agreement. The Agreement is hereby amended by deleting Section 2 thereof and replacing it with the following:

2. Vesting and Forfeiture. Participant shall vest in his or her rights under the Restricted Stock pursuant to the following schedule (each date upon which vesting occurs being referred to herein as a “Vesting Date”):

Date	Number of Shares Vested
February 12, 2014	333,333
February 12, 2016	333,333
February 12, 2016	333,334

The foregoing notwithstanding, vesting pursuant to the foregoing schedule shall occur on a Vesting Date only if Participant remains employed by or provides services to the Corporation from the Date of Grant to such Vesting Date. If Participant ceases to be employed by or ceases to provide services to the Corporation at any time prior to the final Vesting Date, pursuant to Section 6.1.3 of the Plan, all unvested Restricted Stock shall be forfeited immediately on the date that Participant’s employment or service is terminated and the Participant shall have no further rights with respect to such Restricted Stock.

2. No Other Changes. Except for the amendment contained in Section 1 hereof, the Agreement is hereby ratified and confirmed and shall continue in full force and effect without any further amendments or changes.

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3. Counterparts. This Amendment may be executed in counterparts each of which taken together shall constitute one and the same instrument.

4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without reference to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

HOLDER:

/s/ Alexander Morrison
Alexander Morrison

PERSHING GOLD CORPORATION

By: /s/ Eric Alexander
Name: Eric Alexander
Title: Vice President Finance and Controller

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